UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 28, 2008
                                                        ----------------

                             FIRST BANCSHARES, INC.
                             ---------------------
            (Exact name of registrant as specified in its charter)


             Missouri              000-22842               43-1654695
----------------------------     ------------         ----------------
(State or other jurisdiction     (Commission          (I.R.S. Employer
of incorporation)                File number)        Identification No.)


   142 East First Street, Mountain Grove, Missouri           65711
   -----------------------------------------------          --------
       (Address of principal executive office)             (Zip code)


Registrant's telephone number, including are code: (417) 926-5151
                                                   --------------

                                    NA
       -----------------------------------------------------------
      (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

On January 28, 2008, First Bancshares, Inc. issued a news release announcing earnings for the quarter ended December 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein, by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

     d) Exhibits.

         99.1 Press Release of First Bancshares, Inc., dated January 28, 2008.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 28, 2008                FIRST BANCSHARES, INC.


                                      /s/Ronald J. Walters
                                      ---------------------------------------
                                      Ronald J. Walters
                                      Senior Vice President and Chief
                                       Financial Officer
                                      (Principal Financial and Accounting
                                       Officer)

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                                  Exhibit Index

Exhibit
Number                        Description of Exhibit
------                        ----------------------

99.1                Press Release of First Bancshares, Inc. dated January 28,
                    2008


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FIRST BANCSHARES, INC. ANNOUNCES SECOND QUARTER FISCAL 2008 RESULTS

Mountain Grove, Missouri (January 28, 2008)   First Bancshares, Inc.
("Company") (NASDAQ - FstBksh : FBSI), the holding company for First Home Savings Bank ("Bank"), today announced earnings for the second quarter of its fiscal year ending June 30, 2008.

For the quarter ended December 31, 2007, the Company had net income of
$87,000, or $0.05 per share   basic and diluted, compared to net income of
$1,000, or $0.00 per share   basic and diluted for the comparable period in
2006.   The increase in net income for the quarter ended December 31, 2007 when compared to the prior year is attributable to an increase in net interest income and an increase in non-interest income. These items were partially offset by increases in the provision for loan losses, non-interest expense and income taxes.

Net interest income increased by $202,000 during the quarter ended December 31, 2007 compared to the prior year. This was the result of an increase of $391,000, or 11.4%, in interest income from $3.4 million in the fiscal 2007 second quarter to $3.8 million in the fiscal 2008 second quarter. The increase in interest income was the result of an increase of $16.7 million in average interest-earning assets during the quarter and an increase of 21 basis points in the average yield on interest-earning assets. This was partially offset by an increase of $189,000, or 10.5%, in interest expense from $1.8 million in the second quarter of fiscal 2007 to $2.0 million in the comparable quarter of fiscal 2008. The increase in interest expense was the result of an increase of $12.3 million in interest-bearing liabilities and an increase of 15 basis points in the cost of interest-bearing liabilities. The net interest margin for the quarter ended December 31, 2007 was 3.22% compared to 3.09% for the same quarter one year earlier.

There was an increase of $45,000 in non-interest income during the quarter ended December 31, 2007 compared to the same quarter in the prior year. This was the result of an increase in of $27,000 in fee income and a gain on the sale of loans of $112,000 during the second quarter of fiscal 2008. There was no gain on sale of loans during the quarter ended December 31, 2006 since the Bank's loan production office in Springfield, Missouri did not open until March 2007. These increases were partially offset by decreases in gain on the sale of property, income from Bank Owned Life Insurance and other non-interest income.

An analysis of the delinquent loans, non-performing loans and classified loans resulted in a $145,000 provision for loan losses during the quarter ended December 31, 2007 compared to a $130,000 provision based on the similar analysis done for the quarter ended December 31, 2006. Non-interest expense increased by $21,000 during the quarter ended December 31, 2007 compared to the same quarter one year earlier. There were increases in professional fees, deposit insurance premiums and other non-interest expenses which were partially offset by decreases in compensation and benefits and occupancy and equipment expense. The increase in income taxes was due primarily to the increase in pre-tax income.

For the six months ended December 31, 2007, the Company had net income of
$312,000, or $0.20 per share   basic and diluted, compared to net income of
$73,000, or $0.05 per share   basic and diluted for the comparable period in
2006. The increase in net income for the six months ended December 31, 2007 when compared to the prior year is attributable to an increase in net interest income, an increase in non-interest income and a decrease in the provision for loan losses. These items were partially offset by increases in non-interest expense and income taxes.

Net interest income increased by $274,000 during the six months ended December 31, 2007 compared to the prior year. This was the result of an increase of $908,000, or 13.7%, in interest income from $6.6 million in the six months ended December 31, 2006 to $7.6 million in the six months ended December 31, 2007. The increase in interest income was the result of an increase of $18.2 million in average interest-earning assets and an increase of 28 basis points in the average yield on interest-earning assets during the fiscal 2008 period compared to the same period a year earlier. This was partially offset by an increase of $634,000, or 18.5%, in interest expense from $3.4 million in the fiscal 2007 period to $4.1 million in the comparable fiscal 2008 period. The increase in interest expense was the result of an increase of $15.0 million in interest-bearing liabilities and an increase of 36 basis

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points in the cost of interest-bearing liabilities. The net interest margin for the six months ended December 31, 2007 was 3.10% compared to 3.12% for the same six month period one year earlier.

There was an increase of $237,000, or 19.3%, in non-interest income during the six months ended December 31, 2007 compared to the same period in the prior year. This was the result of an increase in of $83,000 in fee income and a gain on the sale of loans of $265,000 during the six months ended December 31, 2007. There was no gain on sale of loans during the six months ended December 31, 2006. These increases were partially offset by decreases in gain on the sale of property, income from Bank Owned Life Insurance and other non-interest income.

An analysis of the delinquent loans, non-performing loans and classified loans resulted in a $153,000 provision for loan losses during the six months ended December 31, 2007 compared to a $240,000 provision based on the similar analysis done for the six months ended December 31, 2006. Non-interest expense increased by $174,000, or 4.2%, during the six months ended December 31, 2007 compared to the same period one year earlier. There were increases in occupancy and equipment expense, professional fees, deposit insurance premiums and other non-interest expenses which were partially offset by a decrease in compensation and benefits. The increase in income taxes was due primarily to the increase in pre-tax income.

Total consolidated assets at December 31, 2007 were $243.4 million, compared to $241.3 million at June 30, 2007, representing an increase of $2.1 million, or 0.9%. Stockholders' equity at December 31, 2007 was $27.3 million, or 11.2% of assets, compared with $26.5 million, or 11.0% of assets, at June 30, 2007. Book value per common share increased to $17.57 at December 31, 2007 from $17.07 at June 30, 2007. The increase in equity was primarily attributable to net income of $312,000 for the six months ended December 31, 2007 and to a positive change of $425,000, net of taxes, in the market value of available-for-sale securities.

Net loans receivable decreased $261,000, or 0.2%, to $158.7 million at December 31, 2007 from $159.0 million at June 30, 2007. The decrease in net loans receivable was due to a general decrease in the demand for loans resulting from more challenging economic conditions both nationally and in the Bank's primary market area. Customer deposits increased $1.9 million, or 1.0%, to $192.0 million at December 31, 2007 from $190.1 million at June 30, 2007.

Non-performing assets decreased during the first six months of fiscal 2008 by $164,000, to $3.4 million at December 31, 2007 from $3.5 million at June 30, 2007. Non-accrual loans decreased by $315,000, loans past due and continuing to accrue interest decreased by $285,000, and real estate owned and repossessed assets increased by $436,000. During the quarter ended December 31, 2007, the Bank also charged off loans totaling $621,000, the losses on which had previously been provided for in the allowance for loan losses. There were no charge offs during the quarter ended December 31, 2006.

The Bank continues to operate under a Memorandum of Understanding ("MOU") with the Office of Thrift Supervision (the "OTS"). All items required by the MOU have been completed, and beginning with the month ended October 31, 2007, the Bank has prepared and sent reports to the OTS comparing actual operating results and financial position to the budgeted operating results and financial condition included in the business plan it submitted to the OTS.

The Company currently does not currently have a stock repurchase plan in place.

First Bancshares, Inc. is the holding company for First Home Savings Bank, a FDIC-insured savings bank chartered by the State of Missouri that conducts business from its home office in Mountain Grove, Missouri, ten full service offices in Marshfield, Ava, Gainesville, Sparta, Springfield, Theodosia, Crane, Galena, Kissee Mills and Rockaway Beach, Missouri, and a loan origination office in Springfield, Missouri.

The Company and its wholly-owned subsidiaries, First Home Savings Bank and SCMG, Inc. may from time to time make written or oral "forward-looking statements," including statements contained in its filings with the Securities and Exchange Commission, in its reports to

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stockholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company's beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company's control. Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services; credit quality and adequacy of reserves; technology, and our employees. The following factors, among others, could cause the Company's financial performance to differ materially from the expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market, and monetary fluctuations; the timely development and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services' laws and regulations; technological changes; acquisitions; changes in consumer spending and savings habits; and the success of the Company at managing and collecting assets of borrowers in default and managing the risks of the foregoing.

The foregoing list of factors is not exclusive. Additional discussion of factors affecting the Company's business and prospects is contained in the Company's periodic filing with the SEC. The Company does not undertake, and expressly disclaims any intent or obligation, to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.


Contact:  Daniel P. Katzfey, President and Chief Executive Officer  (417)
926-5151


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                   First Bancshares, Inc. and Subsidiaries
                            Financial Highlights
                  (In thousands, except per share amounts)

                                          Quarter               Six Months
                                     Ended December 31,     Ended December 31,
                                   ---------------------  --------------------
                                      2007       2006         2007      2006
                                   ----------  ---------  ----------  --------
Operating Data:

Total interest income              $  3,808    $   3,417   $  7,552   $  6,644

Total interest expense                1,996        1,807      4,068      3,434
                                   --------      -------   --------   --------
Net interest income                   1,812        1,610      3,484      3,210

Provision for loan losses               145          130        152        240
                                   --------      -------   --------   --------
Net interest income after provision

  for loan losses                     1,667        1,480      3,332      2,970

Non-interest income                     681          636      1,465      1,228

Non-interest expense                  2,147        2,126      4,279      4,105
                                   --------      -------   --------   --------
Income (loss) before income tax         201          (10)       518         93

Income tax expense (benefit)            114          (11)       206         20
                                   --------      -------   --------   --------

Net income                         $     87      $     1   $    312   $     73
                                   ========      =======   ========   ========
Net income per share-basic         $   0.05      $  0.00   $   0.20   $   0.05
                                   ========      =======   ========   ========

Net income per share-diluted       $   0.05      $  0.00   $   0.20   $   0.05
                                   ========      =======   ========   ========

                                       At            At
                                  December 31,    June 30,
Financial Condition Data:             2007          2007
                                  -------------  ---------
Total assets                      $ 243,446     $ 241,331

Loans receivable, net               158,732       158,993

Non-performing assets                 3,375         3,539

Cash and cash equivalents,
 including interest-bearing
 deposits                            22,152        21,030

Investment securities                42,819        42,854

Customer deposits                   191,991       190,090

Borrowed funds                       23,136        24,103

Stockholders' equity                 27,252        26,468

Book value per share              $   17.57     $   17.07

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